Exhibit 10.65
Qualified Trust Agreement
This Trust Agreement, dated as of the 15th day of July, 2020 (“Effective Date”), is between Truist Financial Corporation, a North Carolina corporation, having an office at 214 N. Tryon St., Charlotte, NC 28202 (“Sponsor”), and Fidelity Management Trust Company (the “Trustee”), a Massachusetts trust company, having an office at 245 Summer Street, Boston, Massachusetts 02210. This Trust Agreement, including its Schedule A, is an extension of the DC SOW and the Master Services Agreement (as defined below) between Fidelity Workplace Services and Truist Financial Corporation regarding the Qualified Plan(s) included below.
Article 1. Overview; Roles
Sponsor is the sponsor of the Truist Financial Corporation 401(k) Savings Plan (the “Plan”).
Sponsor wishes to establish, pursuant to the provisions of this trust agreement (including any Schedules, Exhibits and Attachments hereto, as the same may be amended and in effect from time to time) (the “Trust Agreement”), a single trust, to be administered as a Massachusetts trust governed by the laws of the Commonwealth of Massachusetts, and to hold and invest assets of the Plan for the exclusive benefit of Participants in the Plan and their beneficiaries (the “Trust”).
Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary.
Sponsor also wishes to have an affiliate of Trustee perform certain ministerial recordkeeping and related functions with respect to the Plan(s) pursuant to a separate Master Services Agreement, including the DC Services Statement of Work made a part thereof, (collectively, the “Master Services Agreement”).
Trustee acknowledges that, in its capacity as a directed trustee, limited fiduciary status and duties under ERISA apply to its performance of certain obligations and agrees that in its performance thereof it shall act in accordance with such duties. Subject to any rights to appeal, in the event a court of competent jurisdiction were to determine that in performing any of its other obligations hereunder, Trustee acted as a fiduciary under ERISA, Trustee acknowledges that ERISA’s fiduciary standards would be applied to such performance.
Each capitalized term used herein shall have the meaning ascribed to such term under the Master Services Agreement unless otherwise defined herein or the context clearly indicates otherwise.
Article 2. Trust
The Trust shall consist of (i) an initial contribution of money or other property acceptable to Trustee in its sole discretion, made by Sponsor or transferred from a previous trustee under the Plan, (ii) such additional sums of money or other property acceptable to Trustee in its sole discretion, as shall from time to time be delivered to Trustee under the Plan, (iii) all investments made therewith and proceeds thereof, and (iv) all earnings and profits thereon, less the payments that are made by Trustee as provided herein. Trustee hereby accepts the Trust and shall be accountable for the assets received by it, subject to the terms hereof. Sponsor and Named Fiduciary of the Plan retain the right to hold other Plan assets in a trust or insurance contract separate and apart from the Trust, and Trustee shall have no responsibilities with respect to such trust or insurance contract except as specifically set forth herein. Any successor to all or substantially all of Trustee’s trust business as described in Section 9.4 and any successor trustee appointed pursuant to Section
9.4 to the extent such successor agrees to serve as trustee hereunder shall, absent Sponsor’s written indications to the contrary, become Trustee hereunder.
Article 3. Exclusive Benefit and Reversion of Sponsor Contributions
Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration. No assets of the Plan shall revert to Sponsor, except as specifically permitted by the terms of the Plan.
Article 4. Investment of Trust
Trustee shall be responsible for providing services hereunder solely with respect to those investment options set forth in Attachment A hereto which have been designated by the Named Fiduciary in its sole discretion. Although the Named Fiduciary retains sole discretion as to the investment options for the Plan, Trustee shall not, absent its written consent, be required to provide services with respect to other investment options that the Named Fiduciary seeks to add to the Trust. Except where stated otherwise in this Trust Agreement by explicit reference to Plan assets being held outside the Trust, (i) all obligations of Trustee hereunder (including all services to be performed by Trustee) with respect to the Plan shall be performed solely with respect to the investment options set forth in the Master Services Agreement or herein, and (ii) no other investments that may be held under a separate trust or insurance product with respect to the Plan shall be considered by Trustee in its performance of its obligations. Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in stable value investments managed by Trustee or collective investment funds maintained by Trustee for qualified plans, and where such investments vehicles are listed in the Master Services Agreement or herein as available investment options.
If the Named Fiduciary has determined that Sponsor Stock shall be included as an available investment option under the Trust, the provisions of Schedule A to this Trust Agreement hereto shall apply to such investments.
Article 5. Sponsor Direction; Trustee Powers
Trustee shall follow the terms of this Trust Agreement except as otherwise required by law. Sponsor hereby directs Trustee to exercise the following powers and authority in Trustee's role as directed trustee as necessary to carry out its responsibilities under this Trust Agreement:
1.Subject to the ongoing direction of Participants and/or appropriate Plan fiduciaries (as described herein), sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with Trustee shall be bound to see to the application of the purchase money or other property delivered to Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
2.Cause securities or other property held as part of the Trust to be (i) registered in Trustee's own name, in the name of one or more of its nominees, or in Trustee's account with the

Depository Trust Company of New York, or (ii) held in bearer form, but the books and records of Trustee shall at all times show that all such investments are part of the Trust.
3.Keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.
4.Make, execute, acknowledge, and deliver any and all documents of transfer or conveyance in order to carry out the powers herein granted.
5.Borrow funds from a bank not affiliated with Trustee in order to provide sufficient liquidity to timely process Plan transactions where Sponsor or Named Fiduciary directs that investments requiring such liquidity be held in the Trust; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. Sponsor acknowledges that it has received the disclosure on Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 before executing this Trust Agreement if applicable.
6.In accordance with this paragraph, (i) settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust, (ii) commence or defend suits or legal or administrative proceedings, (iii) represent the Trust in all suits and legal and administrative hearings, and (iv) pay all reasonable expenses arising from any such action from the Trust if not paid by Sponsor. Trustee shall take action on behalf of the Trust with respect to any claim or dispute relating to the Trust only upon the written direction of the relevant fiduciary (which, for this purpose, shall be the fiduciary designated in writing by the Named Fiduciary for such purpose, and in the absence of such designation, shall be the Named Fiduciary). In the absence of such a direction, Trustee shall have (i) no authority to take action with respect to such claim or dispute even as to ministerial, nondiscretionary acts (for example, without limitation, the execution and delivery on behalf of the Trust of forms, pleadings, agreements, or other documents in connection with (A) the commencement, prosecution, or defense of a claim or dispute in litigation, arbitration, or other proceedings, (B) the settlement or compromise of a claim or dispute, or (C) the joining or opting out from a class action), (ii) other than as required by applicable law, no duty to request that the relevant fiduciary provide a direction or to question any direction of the relevant fiduciary in connection with any such claim or dispute, and (iii) no duty to act upon, consider, or respond to demands by Plan Participants or anyone other than the relevant fiduciary in connection with any claim or dispute.
7.Employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Trust Agreement and pay their reasonable expenses and compensation from the Trust if not paid by Sponsor.
8.As directed by the Named Fiduciary or other authorized fiduciary from time to time, invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest-bearing accounts with Trustee or money market mutual funds advised by affiliates of Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the IRS. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.
9.Do all other acts, although not specifically mentioned herein, as Trustee may deem necessary to carry out any of the foregoing directions or responsibilities under this Trust Agreement seeking further direction or instruction from Sponsor or other appropriate fiduciary where, and to the extent, Trustee is required as a directed trustee to do so.
Article 6. Services to Be Performed
6.1 Accounts. Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within 30 days following each Reporting Date or within 60 days of a Reporting Date caused by the resignation or removal of Trustee, Trustee shall file with the Administrator a written account setting forth (i) all investments, receipts, disbursements, and other transactions effected by Trustee between the Reporting Date and the prior Reporting Date, and (ii) the value of the Trust as of the Reporting Date. The Sponsor and/or Named Fiduciary shall use all reasonable efforts to bring to the Trustee’s attention, as soon as reasonably practical, any concerns or objections it may have relating to the accounts. Notwithstanding the previous sentence, except as otherwise required under ERISA, upon the expiration of 12 months from the date of filing such account, Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account (or any Participant-level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with Trustee by Sponsor or any Participant within such 12-month period.
6.2 Nature of Services. All services are of a directed nature to be performed within the framework of Sponsor’s or Named Fiduciary’s written directions regarding the Plan’s provisions, guidelines and interpretations, and Trustee will have no discretionary authority or responsibility for (i) any Plan’s management or administration, or (ii) investment of a Plan’s assets. The relationship of Trustee to the Plan(s) will be that of a directed trustee. Trustee does not provide, and Sponsor shall not construe any services as, tax or legal advice. Sponsor must obtain its own legal and tax counsel for advice on Plan design appropriate for its specific situation and on legal and tax issues pertaining to the administration of its Plans. Services will be provided by Trustee, its agents, subcontractors, or affiliates; provided that Trustee shall be responsible for the performance of such services under this Agreement by its agents, subcontractors or affiliates to the same extent as if such Services had been performed by Trustee. Where specifically noted herein, certain services may be provided pursuant to one or more other contractual agreements or relationships.
Article 7. Expenses
All expenses of Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any other reasonable expenses of Plan administration as determined and directed by the Administrator, may be a charge against and paid from the appropriate Participants' accounts.

Article 8. Indemnification and Co-Fiduciary Liability
8.1 Indemnification. Sponsor shall indemnify Trustee with respect to any third-party claims or regulatory proceedings asserted or commenced against Trustee to the extent such claim or proceeding is the result of any act done, or an act failed to be done, by any individual or person with respect to the Plans or Trust, excepting only those Losses asserted as part of such claim or proceeding that result from Trustee's negligence, bad faith, breach of applicable fiduciary duty under ERISA or willful misconduct under, or breach of the terms of, this Trust Agreement. Trustee shall indemnify Sponsor with respect to any thirdparty claims or regulatory proceedings asserted or commenced against Sponsor, Plan, the Plan’s related trust, Named Fiduciary or Administrator to the extent Losses asserted as part of such any such claim or proceeding result from Trustee’s negligence, bad faith, breach of applicable fiduciary duty under ERISA or willful misconduct under, or breach of the terms of, this Trust Agreement. Any reference to Sponsor or Trustee as an indemnified Party shall be deemed to include their respective successors, parent companies and any subsidiaries or affiliates and their respective directors, officers, employees (when acting on behalf of the Sponsor), contracted employees representatives, plan administrators and agents.
8.2 Co-Fiduciary Liability. Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in Section 405(a) of ERISA.
8.3 Appointment of Investment Manager. In the event Named Fiduciary appoints an investment manager (as contemplated in Section 402(c)(3) of ERISA) in the future, this section would apply. Named Fiduciary may appoint an investment manager with respect to some or all of the assets of the Trust as directed by the Named Fiduciary. The authority of the investment manager shall not begin until Trustee receives from Named Fiduciary notice satisfactory to Trustee that the investment manager has been appointed and that such investment manager meets the requirements of Section 3(38) of ERISA and will be a fiduciary with respect to the relevant assets within the meaning of ERISA . The investment manager's authority shall continue until Trustee receives similar notice that the appointment has been rescinded. The assets with respect to which a particular investment manager has been appointed shall be segregated from all other assets held by Trustee under this Trust Agreement and the investment manager shall have the duty and power to direct Trustee in every aspect of their investment. Trustee shall follow the directions of an investment manager regarding the investment and reinvestment of the Trust, or such portion thereof as shall be under management by the investment manager, and shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor make any recommendations with respect to the disposition or continued retention of any such investment unless required to do so by applicable law. Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from, an investment manager, unless Trustee has knowledge that by such action or failure to act it will be participating in or undertaking to conceal a breach of fiduciary duty by that investment manager. Upon request, Trustee shall execute appropriate powers of attorney authorizing an investment manager appointed hereunder to exercise the powers and duties of trustee. Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued or given by an investment manager which Trustee believes (i) to be genuine, and (ii) to have been issued or given by such investment manager. An investment manager shall certify in a timely manner, at the request of Trustee, the value of any securities or other property held in any fund managed by such investment manager, and such certification shall be regarded as a direction with regard to such valuation. Trustee shall be entitled to conclusively rely upon such valuation. Any oral direction shall be followed by a written confirmation as soon as practical. Trustee shall follow the procedures established by Named Fiduciary or Sponsor to validate such oral directions.

8.4 Survival. The provisions of this Article 8 shall survive the termination of this Agreement.
Article 9. Resignation or Removal of Trustee; Termination
9.1 Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions hereof relating to amendment, modification, and termination of this Trust Agreement.
9.2 Resignation and Removal. Trustee may resign by terminating this Trust Agreement upon at least 180 days’ prior written notice to the Sponsor; provided, however, that the Sponsor may agree, in writing, to a shorter notice period. The Sponsor may remove the Trustee by terminating this Trust Agreement upon at least 90 days’ prior written notice to the Trustee; provided, however, that the Trustee may agree, in writing, to a shorter notice period.
9.3 Failure to Appoint Successor. If, by the termination date, Sponsor does not notify Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. Sponsor shall reimburse Trustee for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.
9.4 Successor Trustee. If the office of trustee becomes vacant for any reason, Sponsor may in writing appoint a successor trustee under this Trust Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to Trustee under this Trust Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust. Notwithstanding the preceding sentence, the provisions of Article 8.1 of this Trust Agreement shall survive the transition to the successor trustee with respect to events occurring prior to the transition. As of the date the successor trustee accepts its appointment under this Trust Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee. Any successor to Trustee or successor trustee, either through sale or transfer of the business or trust department of Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Trust Agreement.
Article 10. Inclusion of Additional Terms
Both Trustee and Sponsor agree to the Sections or Articles of the Master Services Agreement pertinent to the Plans included in the Trust that are (i) under the headings of “Service and Fees”, “Taxes”, “Confidential Information”, “Termination Assistance”, “Audit Rights and Regulatory Examinations”, “Ownership of
Materials”, “Compliance with Laws”, “Plan Benefits Litigation”, “Limitation of Liability”, “Truist
Responsibilities”, “Disputes”, “Change Control Procedures” “Electronic Nature of Services”, “Supplier Not Insurer, Guarantor”, “Duty to Mitigate Damages”, “No Oral or Electronic Mail Modification”, “Notices”, “Supplier Warranties”, “Mutual Warranties”, “Unenforceability”, “Publicity”, “Entire Agreement”, “Certain Rules of Interpretation”, “Order of Precedence”, “Survival”, “Counterparts”,

“Force Majeure”, “Assignment”, and “Disabling Codes” in the body of the Master Services Agreement, or (ii) included in the DC Services Statement of Work (Section 6, DC Terms and Conditions) to the Master Services Agreement, as though such provisions were contained in this Trust Agreement, mutatis mutandis (including, without limitation, revising where appropriate references to “Fidelity” to refer to “Trustee”, references to “Client” to refer to “Sponsor”, and references to the Master Services Agreement to refer to this Trust Agreement) except to the extent this Trust Agreement clearly provides otherwise. For purposes of clarity, where a particular provision (i) assigns to Fidelity a general obligation (such as the duty to protect Client’s Confidential Information), or (ii) limits or disclaims responsibility on the part of Fidelity, such duty, limitation or disclaimer shall be similarly applied to Trustee, where permitted by applicable Law, including ERISA, whereas the inclusion of any provision describing Fidelity’s responsibility for performing a particular service under the Master Services Agreement should not be read as imposing a duplicative requirement that Trustee provide, or be responsible for, that same service. Similarly, duties and responsibilities assigned or reserved to Client under such sections shall be deemed to apply to Sponsor hereunder.
Article 11. Governing Law
The validity, construction, and effect of this Trust Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts-of-laws or choice-of-law provisions), except to the extent those laws are superseded under Section 514 of ERISA. Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Trust Agreement, the provisions of this Trust Agreement shall control.
Article 12. Electronic Signature
In the event the Parties have agreed to utilize an electronic signature process, each Party represents that its electronic signature below is intended to authenticate this writing and to have the same force and effect as a manual signature.
By signing below, the Parties agree to the terms of this Trust Agreement and the undersigned represent that they are authorized to execute this Trust Agreement on behalf of the respective Parties.

TRUIST FINANCIAL CORPORATION	FIDELITY MANAGEMENT TRUST COMPANY
By: /s/ Michal Sroka	By: /s/Jennifer Bennett
Name: Michal Sroka	Name: Jennifer Bennett
Title:	Title: Senior Vice President
Date: 7/23/2020	Date: 7/15/2020 12:00 PM EDT

Schedule A to the Qualified Trust Agreement
I. Sponsor Stock
Trust investments in Sponsor Stock shall be made via the Stock Fund. Dividends received on shares of
Sponsor Stock shall be: (i) paid to Participants in cash; or (ii) reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts, for those Participants who have elected to have dividends reinvested. In the absence of valid Participant direction to the contrary, the Named Fiduciary directs Fidelity to retain the dividend in the Stock Fund and use any dividend to allocate additional shares of such fund to the accounts of affected Participants. Fidelity shall pay out or reinvest the dividend in accordance with Cash Dividend Operating Procedures.
A stock purchase account (“SPA”) shall be established to support processing transactions in the Stock Fund. The SPA may hold shares of Sponsor Stock; any non-stock balances in the SPA shall be held in Fidelity Cash Reserves.
Acquisition Limit
Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under the Trust Agreement and the Master Services Agreement. Sponsor or Named Fiduciary shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
Fiduciary Duty
Fidelity shall not be liable for any loss or expense arising from directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Trust Agreement or ERISA.
Each Participant with an interest in Sponsor Stock (or, if the Participant is deceased, his Beneficiary) is, for purposes hereof, hereby designated as a “named fiduciary” (within the meaning of Section 403(a)(1) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account but not purchased at his or her direction, and such Participant (or Beneficiary) shall have the right to direct Fidelity as to how Fidelity is to vote or tender such shares.
Voting and Tender (or Exchange) Offers
Notwithstanding any other provision of the Trust Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock. Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. Fidelity, after consultation with Sponsor, shall prepare any necessary documents associated with the voting and tendering of Sponsor Stock for the Trust.
Voting
When the issuer of Sponsor Stock prepares for any annual or special meeting, Sponsor shall notify Fidelity at least 30 days before the intended record date and cause a copy of all proxy solicitation materials to be sent to Fidelity. If Fidelity requests, Sponsor shall certify to Fidelity that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the Participant's subaccounts held in the Stock Fund.
Each Participant with an interest in the Stock Fund shall have the right to direct Fidelity as to how Fidelity is to vote (including not to vote) that number of shares of Sponsor Stock that reflects such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to Fidelity concerning the voting of Sponsor Stock shall be communicated in writing, or by other means agreed by Fidelity and Named Fiduciary. These directions shall be held in confidence by Fidelity and shall not be divulged to Named Fiduciary, Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of Fidelity’s services hereunder. Upon its receipt of the directions, Fidelity shall vote the shares of Sponsor Stock that reflect the Participant’s interest in the Stock Fund as directed by the Participant. Fidelity shall not vote shares of Sponsor Stock that reflect a Participant's interest in the Stock Fund for which Fidelity has received no direction from the Participant.
If there are any unallocated shares, Fidelity shall vote that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.
Tender or Exchange Offers
Upon commencement of a tender or exchange offer for any securities held in the Trust that are Sponsor Stock, Named Fiduciary shall timely notify Fidelity before the intended tender date and cause a copy of all materials to be sent to Fidelity. If Fidelity requests, Named Fiduciary shall certify to Fidelity that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials, Fidelity shall prepare a tender instruction form. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock reflecting the Participant’s proportional interest in the Stock Fund (both vested and unvested). Named Fiduciary shall cause tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, such materials and form to be returned to Fidelity or a designee.
Each Participant with an interest in the Stock Fund shall have the right to direct Fidelity to tender or not to tender some or all of the shares of Sponsor Stock that reflect such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to Fidelity concerning the tender of Sponsor Stock shall be communicated in writing, or other means agreed by Fidelity and Named Fiduciary. These directions shall be held in confidence by Fidelity and shall not be divulged to Named Fiduciary, Sponsor, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of Fidelity's services hereunder. Fidelity shall tender or not tender shares of Sponsor Stock as directed by the Participant. Fidelity shall not tender shares of Sponsor Stock that reflect a Participant’s proportional interest in the Stock Fund for which it has received no direction from the Participant.

If there are unallocated shares of Sponsor Stock, Fidelity shall tender shares of Sponsor Stock not credited to Participants' accounts in the same proportion as it tenders shares of Sponsor Stock credited to Participants' accounts.
A Participant who has directed Fidelity to tender some or all of the shares of Sponsor Stock that reflect the
Participant’s proportional interest in the Stock Fund may, before the tender (or exchange) offer withdrawal date, direct Fidelity to withdraw some or all of such tendered shares, and Fidelity shall withdraw the directed number of shares from the tender (or exchange) offer before the tender (or exchange) offer withdrawal deadline. If there are any unallocated shares of Sponsor Stock, then before the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants' accounts have been tendered, Fidelity shall redetermine the number of shares of Sponsor Stock that would be tendered under the preceding paragraph if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender (or exchange) offer the number of shares of Sponsor Stock not credited to Participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to Fidelity.
A Participant direction to Fidelity to tender shares of Sponsor Stock that reflect the Participant’s proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. Fidelity shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by Fidelity in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of direction (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, Fidelity shall invest the proceeds in the investment option specified for such purpose in Attachment A to this Master Services Agreement.
General
With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, Fidelity shall follow the directions of the Participant and if no such direction is received, the direction of Named Fiduciary. Fidelity shall have no duty to solicit Participant direction but may do so following procedures set forth in the subsection entitled
“Voting” above.
Conversion
All provisions in this Section I shall also apply to any securities received as a result of a conversion of Sponsor Stock.